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                         EXHIBIT 21

                  SUBSIDIARIES OF THE COMPANY

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                SUBSIDIARIES OF THE COMPANY            Exhibit 21



        Name                               State of Incorporation
- - --------------------                       ----------------------

ConTigo, Inc.                                    Delaware
Energy WorX, Inc.                                Delaware
KellAir Aviation Company                         Delaware
Lavaca Realty Company                            Delaware
Mercado Gas Services Inc.                        Delaware
Norteno Pipeline Company                         Delaware
Econofuel Company                                Delaware
Southern Union Energy International, Inc.        Delaware
Southern Union Energy Products
  and Services Company                           Delaware
Southern Union Financing I                       Delaware
Southern Union Financing II                      Delaware
Southern Union Financing III                     Delaware
Southern Transmission Company                    Delaware
SUPro Energy Company                             Delaware

- - ----------------

Note: Two other wholly-owned subsidiaries of Southern Union Com-pany, Southern Union Gas Company, Inc. (a Delaware corpo-ration) and Southern Union Gas Company, Inc. (a Texas corporation), conduct no business except to the extent necessary to hold the Corporate name.

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